								EXHIBIT (Z)(2)

                          AGREEMENT OF JOINT FILING

   IPLP Acquisition I LLC, Insignia Properties, L.P., Insignia Properties Trust, Insignia Financial Group, Inc. and Andrew L. Farkas hereby agree that the Amendment No. 4 to Statement on Schedule 13D to which this agreement is attached as an exhibit shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended.

   Dated: August 28, 1997


                            	IPLP ACQUISITION I LLC

         			By: /s/ JEFFREY P. COHEN
                                    ------------------------------------------
				    Jeffrey P. Cohen
                                    Manager



		               	INSIGNIA PROPERTIES, L.P.

				By: Insignia Properties Trust,
                                    its General Partner


                                By: /s/ JEFFREY P. COHEN
				    ------------------------------------------
				    Jeffrey P. Cohen
                                    Senior Vice President



                                INSIGNIA PROPERTIES TRUST


                                By: /s/ JEFFREY P. COHEN
                                    ------------------------------------------
                                    Jeffrey P. Cohen
                                    Senior Vice President



                                INSIGNIA FINANCIAL GROUP, INC.

                                By: /s/ FRANK  M. GARRISON
                                    ------------------------------------------
				    Frank M. Garrison
                                    Executive Managing Director


                                /s/ ANDREW L. FARKAS
                                ----------------------------------------------
                                ANDREW L. FARKAS